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                                                                     EXHIBIT 5.1


                                                 March 15, 1999


Primark Corporation
1000 Winter Street
Suite 4300N
Waltham, MA  02154


                  Re: Primark Corporation - Registration Statement on Form S-4
                      --------------------------------------------------------

Ladies and Gentlemen:

         I am the Executive Vice President, General Counsel and Secretary of Primark Corporation, a Michigan corporation (the "Company"). This opinion is delivered in connection with the Company's offer to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of its outstanding 9-1/4% Senior Subordinated Notes due 2008 (the "Old Notes"), for its 9-1/4% Senior Subordinated Exchange Notes due 2008 (the "New Notes"). The New Notes are to be issued pursuant to an Indenture, dated as of December 21, 1998, between the Company and State Street Bank and Trust Company, as Trustee (the "Indenture").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement on Form S-4 (File No. 333-71183), as filed with the Securities and Exchange Commission (the "Commission") under the Act on January 26, 1999, as amended on March 15, 1999 (such Registration Statement, as so amended, the "Registration Statement"); (ii) an executed copy of the Indenture; (iii) the form of the New Notes and a specimen certificate thereof; (iv) the Restated Articles of Incorporation of the Company; (v) the By-laws of the Company; and
(vi) certain resolutions of the Board of Directors and Note Pricing Committee of the Company. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records


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of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and others, and such other statements, documents, certificates and corporate or other records, all as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company, you and others.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the New Notes have been duly authorized and when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the Exchange Offer, the New Notes will be valid and binding obligations of the Company.

         I am admitted to the practice of law in the State of Michigan, and I do not express any opinion as to the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                     Very truly yours,


                                     /s/ Michael R. Kargula
                                     ------------------------------
                                     Michael R. Kargula
                                     Executive Vice President,
                                     General Counsel and Secretary


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